UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

November 30, 2011

Date of Report (Date of Earliest Event Reported)

DUPONT FABROS TECHNOLOGY, INC.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-33748	20 – 8718331
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1212 New York Avenue, N.W., Suite 900

Washington, D.C. 20005

(Address of Principal Executive Offices) (Zip Code)

(202) 728-0044

(Registrant’s Telephone Number, Including Area Code)

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule l4a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule l4d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule l3e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03.	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

(a) On November 30, 2011, the Board of Directors of DuPont Fabros Technology, Inc. (the “Company”) approved an amendment to Section 7 of the Company’s Amended and Restated Bylaws (the “Bylaws”) to change the voting standard for the election of directors. The amendment provides that, in an uncontested election, the Company’s directors shall be elected by a majority of the stockholders’ votes cast in favor of a nominee. In a contested election, directors shall be elected by a plurality of the votes cast. The amendment also provides that an election shall be considered contested if as of the record date there are more nominees for election than positions on the board of directors to be filled by election at the meeting.

In connection with the amendments establishing a majority vote standard for the election of directors in uncontested elections, the Company also amended its Bylaws and Corporate Governance Guidelines to provide that an incumbent nominee who fails to receive a majority of votes cast in an uncontested election is expected to tender promptly his or her resignation. These amendments also provide that the Board of Directors shall decide, through a process managed by the Nominating and Corporate Governance Committee and excluding the director nominee in question, whether to accept the resignation at its next regularly scheduled Board meeting (other than a meeting scheduled or held on the day of the annual meeting of stockholder at which the election of directors occurred). The amendments also provide that the Board of Directors’ explanation of its decision shall be promptly disclosed on a Current Report on Form 8-K to be filed with the Securities and Exchange Commission.

These amendments are effective November 30, 2011.

The foregoing description of the amendment to the Bylaws does not purport to be complete and is qualified in its entirety by reference to the Second Amended and Restated Bylaws, which are filed as Exhibit 3.1 hereto and incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits

Exhibit No.	Description of Exhibit

3.1	Second Amended and Restated Bylaws

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DUPONT FABROS TECHNOLOGY, INC.

December 5, 2011	/s/ Richard A. Montfort, Jr.
Richard A. Montfort, Jr.

General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

3.1	Second Amended and Restated Bylaws